Registration No. 333

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            FACTORY 2-U STORES, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   50-0299573
                      (I.R.S. Employer Identification No.)

                                4000 Ruffin Road
                           San Diego, California 92123
               (Address of Principal Executive Offices) (Zip Code)

               THE AMENDED AND RESTATED FAMILY BARGAIN CORPORATION
                             1997 STOCK OPTION PLAN
                              (Full Title of Plan)

                                   ----------

                                 MICHAEL SEARLES
                            Factory 2-U Stores, Inc.
                                4000 Ruffin Road
                           San Diego, California 92123
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (619) 627-1800

                                   Copies to:
                            DAVID W. BERNSTEIN, ESQ.
                               Rogers & Wells LLP
                                 200 Park Avenue
                            New York, New York 10166

                                      CALCULATION OF REGISTRATION FEE
===============================================================================================================
      Title of Securities          Amount to be          Proposed              Proposed           Amount of
       to be Registered             Registered            Maximum               Maximum         Registration
                                                      Offering Price           Aggregate             Fee
                                                       Per Share(1)        Offering Price(1)
===============================================================================================================
Common Stock, par
value $0.01 per share             1,807,980 shs.           $11.94                $21,587,281        $6002.00
===============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c), on the basis of the average of the high and low prices of Registrant's Common Stock reported on the Nasdaq Small Cap Market on April 1, 1999.

                                     PART 1

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is included in a Booklet dated March 1999 distributed to the employees of Factory 2-U Stores, Inc. who hold options granted under The Amended and Restated Factory 2-U Stores, Inc. 1997 Stock Option Plan. This Booklet, together with the documents incorporated by reference as described in Item 3 of Part II of this Registration Statement, constitutes a
Section 10(a) Prospectus.

                             PROSPECTUS FOR RESALES

     The material which follows, up to but not including the page beginning Part II of this Registration Statement, constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities acquired under The Amended and Restated Factory 2-U Stores, Inc. 1997 Stock Option Plan.

PROSPECTUS


                                1,807,980 shares

                            FACTORY 2-U STORES, INC.

                                  COMMON STOCK

                           (Par value $0.01 per share)


     The shares of our Common Stock to which this Prospectus relates may be offered from time to time by the people described under "Selling Security Holders" on the Nasdaq SmallCap Market, where our Common Stock currently is traded, on any securities exchanges or other quotation systems on which our Common Stock may be traded, in the over-the-counter market or in negotiated transactions, at prices and on terms then available. The respective Selling Security Holders will pay any brokerage fees or commissions relating to sales by them. See "Method of Sale." We will not receive any part of the proceeds of any such sales. Our principal executive office is located at 4000 Ruffin Road, San Diego, California 92123 (Telephone No. (619) 627-1800).

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


     We are paying the expenses of preparing and filing the Registration Statement of which this Prospectus is a part.


                                   ----------


                  The date of this Prospectus is April 9, 1999

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Incorporation by Reference .................................................. 2

Information We File.......................................................... 2

Selling Security Holders .................................................... 2

Method of Sale............................................................... 3

SEC Position Regarding Indemnification....................................... 3


                           INCORPORATION BY REFERENCE

     We incorporate by reference into this Prospectus (a) our Annual Report on Form 10-K for the year ended January 31, 1998, (b) all other reports we filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since January 31, 1998 and (c) the description of our Common Stock contained in our registration statement under Section 12 of the Securities Exchange Act relating to our Common Stock, in a proxy statement dated October 19, 1998 and in any amendment or report filed for the purpose of updating that description. We also incorporate by reference into this Prospectus all the documents we file pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934 after the date of Prospectus and before we file a post-effective amendment which indicates that all the securities to which this Prospectus relates have been sold or which deregisters all those securities which have not been sold. We will provide copies of all documents which are incorporated by reference without charge to anyone to whom we deliver this Prospectus, who makes a written or oral request for them to Factory 2-U Stores, Inc., 4000 Ruffin Road, San Diego, California 92123, Attention: Chief Financial Officer, telephone number (619) 627-1800.

                               INFORMATION WE FILE

     We file annual, quarterly and current reports, proxy statements and other materials with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers (including us) that file electronically with the SEC. The address of that site is http:\\www.sec.gov.

                            SELLING SECURITY HOLDERS

     This Prospectus relates to possible sales by our officers and directors of shares of our Common Stock which they acquire through exercise of options granted under our Amended and Restated 1997 Stock Option Plan. We do not know at this time who may be Selling Security Holders from time to time. We will provide the names of those people, along with the number of shares of Common Stock owned, and the number of shares which may be sold, by each of those people from time to time in supplements to this Prospectus, which we will file with the Securities and Exchange Commission in accordance with Rule 424(b) under the Securities Act of 1933, as amended.

                                 METHOD OF SALE

     The shares offered by this Prospectus may be sold on the Nasdaq SmallCap Market, where our Common Stock currently is traded, or in other markets where our Common Stock is traded, or in negotiated transactions. Sales will be at prices which are current when the sales take place. Selling Security Holders may pay brokers' commissions. Shares which are sold may include shares in which Selling Security Holders have granted security interests and which are being sold because of foreclosure of those security interests. There is no present plan of distribution.

                     SEC POSITION REGARDING INDEMNIFICATION

     Our certificate of incorporation provides for indemnification of officers and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests and in which, with respect to criminal proceedings, they had no reasonable cause to believe their conduct was unlawful.

     We have been informed that, in the opinion of the Securities and Exchange Commission, insofar as directors, officers or other persons who control us may become entitled under the provisions of our certificate of incorporation to indemnification for liabilities arising under the Securities Act of 1933, that indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                                     PART II


Item 3. Incorporation of Documents by Reference

     The following documents are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended January 31, 1998.

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since January 31, 1998.

     (c) The descriptions of the Company's Common Stock contained in the Company's registration statement under Section 12 of the Securities Exchange Act relating to the Company's Common Stock, in a proxy statement dated October 19, 1998, and in any amendment or report filed for the purpose of updating that description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed incorporated by reference in this Registration Statement and to be part of it from the date of filing of those documents.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     The registrant's certificate of incorporation provides for indemnification of directors and officers, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and in which, with respect to criminal proceedings, they had no reason to believe that conduct was unlawful.

     Directors and officers may also be entitled to additional indemnification under Section 145 of the General Corporation Law of Delaware.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     The following documents are filed with or incorporated by reference in this Registration Statement:

     Exhibit 5.     Opinion of Rogers & Wells LLP.

     Exhibit 24.    Consents of Experts and Counsel.

                    (i)  Rogers & Wells, LLP (attorneys) - included in Exhibit 5

                    (ii) Arthur Andersen LLP (accountants)

                    (iii) KPMG Peat Marwick LLP (accountants)

     Exhibit 25.    Power of Attorney - on signature pages.

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego and State of California on this 24th day of March, 1999.

                                        FACTORY 2-U STORES, INC.

                                        By:  /s/ Michael Searles
                                             -----------------------------
                                        Michael Searles
                                        Chairman of  the Board


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Searles, Jonathan W. Spatz and Wm. Robert Wright II, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign for him or her and in his or her name, in any and all capacities, all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached.

                                   ----------

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              Name                            Title                    Date
              ----                            -----                    ----


 /s/ Michael Searles               Principal Executive Officer    March 24, 1999
-------------------------------    and Director
         Michael Searles


/s/ Jonathan W. Spatz              Principal Financial Officer    March 24, 1999
-------------------------------
        Jonathan W. Spatz


/s/ James Baker                    Principal Accounting Officer   March 24, 1999
-------------------------------
           James Baker


/s/ John J. Borer III              Director                       March 24, 1999
-------------------------------
        John J. Borer III


/s/ Peter V. Handal                Director                       March 24, 1999
-------------------------------
         Peter V. Handal


/s/ Ira Neimark                    Director                       March 24, 1999
-------------------------------
           Ira Neimark


/s/ Ronald Rashkow                 Director                       March 24, 1999
-------------------------------
         Ronald Rashkow

/s/ James D. Somerville            Director                       March 24, 1999
-------------------------------
       James D. Somerville


/s/ H. Whitney Wagner              Director                       March 24, 1999
-------------------------------
        H. Whitney Wagner


/s/ Wm. Robert Wright II           Director                       March 24, 1999
-------------------------------
      Wm. Robert Wright II

                                  EXHIBIT INDEX


                                                              Page in Sequential
Exhibit                                                        Numbering System
-------                                                        ----------------

Exhibit 5         Opinion of Rogers & Wells LLP

Exhibit 24(i)   Consent of Rogers & Wells LLP
                (attorneys) included in Exhibit 5
          (ii)  Consent of Arthur Andersen LLP (accountants)
          (iii) Consent of KPMG Peat Marwick LLP (accountants)

Exhibit 25      Powers of Attorney -- on signature pages